Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (No. 333-82530, No. 333-122312, No. 333-125510, No. 333-134451, No. 333-206521, No. 333-221184, No. 333-231645, No. 333-266036, and No. 333-273406) on Form S-8 and (No. 333-97869, No. 333-221178, and No. 333-251140) on Form S-3 of our report dated March 27, 2024, with respect to the consolidated financial statements of Usio, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2023.

We further consent to our designation as an expert in accounting and auditing.

/s/ ADKF, P.C.

ADKF, P.C.

San Antonio, Texas

March 27, 2024